Exhibit 10.1

March 17, 2016

GenMark Diagnostics, Inc.
5964 La Place Court
Carlsbad, California 92008
Attention: General Counsel
Ladies and Gentlemen:
Reference is made to that certain Loan and Security Agreement, dated as of January 12, 2015, by and among GenMark Diagnostics, Inc., a Delaware corporation (“Borrower”), the other entities or persons signatory thereto as Loan Parties, Healthcare Financial Solutions, LLC, a Delaware limited liability company (as successor-in-interest to General Electric Capital Corporation), as Agent (in such capacity, “Agent”) and a Lender, and the other financial institutions signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as amended by that certain letter amendment dated as of September 30, 2015 and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Loan Agreement.
Each of (i) Agent, (ii) the Lenders signatory hereto and (iii) by its signature below, Borrower, agree that Section 11 of the Loan Agreement is hereby amended by deleting the phrase “***” appearing in the definition of “Term Loan B Commitment Termination Date” therein and replacing the same with “***.”; provided, that the foregoing amendment shall not be effective until the payment by Borrower to Agent of an amendment fee in the amount of $***, which fee shall be for the ratable benefit of the Lenders.
This amendment letter is limited solely to the specific matters listed above and shall not be deemed to be a waiver of any Default or Event of Default or a consent to or an amendment of any other provision of the Loan Agreement. This amendment letter shall be governed by, and construed in accordance with, the law of the State of New York. All terms of the Loan Agreement and the other Loan Documents, as modified hereby, remain in full force and effect and constitute the legal, valid and binding obligations of the parties thereto enforceable against such parties in accordance with such terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.

This amendment letter is a Loan Document and is entitled to the benefits of the Loan Documents. This amendment letter sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect hereto. This amendment letter is not intended by the parties to be, and shall not be construed to be, a novation of the Loan Agreement and the other Loan Documents or an accord and satisfaction in regard thereto. This amendment letter may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement. Delivery of an executed counterpart of this amendment letter by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

[Remainder of page left intentionally blank; Signature page follows]

***    Portions of this page have been omitted pursuant to a request for Confidential Treatment filed separately with the Commission.

HEALTHCARE FINANCIAL SOLUTIONS, LLC, as Agent and a Lender

By: /s/ Alan M. Silbert
Name:     Alan M. Silbert
Title:    Duly Authorized Signatory

EAST WEST BANK, as a Lender

By: /s/ Linda S. Le Beau
Name:     Linda S. Le Beau
Title:    Managing Director, Life Sciences

ACKNOWLEDGED AND AGREED:

GENMARK DIAGNOSTICS, INC.

By:/s/ Scott Mendel
Name: Scott Mendel
Title: Chief Financial Officer

Signature Page to Letter Amendment (GenMark)

ACKNOWLEDGED AND AGREED:

GENMARK DIAGNOSTICS, INC.

By: /s/ Scott Mendel
Name: Scott Mendel
Title: Chief Financial Officer

Signature Page to Letter Amendment (GenMark)